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                                                               Exhibit 23.1



                     [PRICEWATERHOUSECOOPERS LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 2000 except for the information presented in Notes 31 and 34, for which the date is May 12, 2000 relating to the consolidated financial statements for the year ended December 31, 1999 which appears in Pearson plc's Form F-1, Registration Statement (No. 333-43198) dated August 7, 2000.

/s/ PricewaterhouseCoopers
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PricewaterhouseCoopers
September 1, 2000